Oppenheimer Senior Floating Rate Fund
N-SAR Exhibit – Item 77Q1

1.
Post-Effective Amendment No. 10 to the Registration Statement of Oppenheimer Senior Floating Rate Fund (the “Registrant”) with the Securities and Exchange Commission on November  27, 2014 (accession Number 0000728889-14-001323), includes the following item, which is hereby incorporated by reference in response to Item 77Q1 of the Registrant’s Form N-SAR.

•	Restated Investment Advisory Agreement dated November 1, 2014